As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amplitude, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-3937349
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 Third Street, Suite 200

San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Spenser Skates

Chief Executive Officer

Amplitude, Inc.

201 Third Street, Suite 200

San Francisco, California 94103

(415) 231-2353

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese Kathleen M. Wells Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Elizabeth Fisher General Counsel Amplitude, Inc. 201 Third Street, Suite 200 San Francisco, California 94103 (415) 231-2353

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Amplitude, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), that have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”), which provide that the total number of shares subject to such plans will be increased on the first day of each calendar year pursuant to a specified formula. The Registrant is hereby registering an additional (i) 5,709,979 shares of its Class A Common Stock issuable under the 2021 Plan and (ii) 1,141,995 shares of its Class A Common Stock issuable under the ESPP. These additional shares of Class A Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 relating to the same benefit plans was filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2021 (File No. 333-259698) and a subsequent Registration Statement on Form S-8 was filed with the SEC on February 17, 2022 (File No. 333-262813).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement to the extent not replaced hereby:

(a)

The contents of the Registrant’s earlier Registration Statements on Form S-8 relating to the 2021 Plan and the ESPP, previously filed with the SEC on September 21, 2021 (File No. 333-259698) and February 17, 2022 (File No. 333-262813);

(b)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 16, 2023, which contains audited financial statements for the Registrant’s latest fiscal year;

(c)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022;

(d)	The Registrant’s Current Report on Form 8-K filed with the SEC on February 15, 2023 (Item 5.02 only); and

(e)

The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40817), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 17, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation, as currently in effect.	8-K	09/21/21	3.1

4.2	Amended and Restated Bylaws, as currently in effect.	8-K	09/21/21	3.2

4.3	Specimen Stock Certificate evidencing the shares of Class A Common Stock.	S-1	08/30/21	4.2

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of KPMG LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included in the signature page to the Registration Statement).					X

99.1#	2021 Incentive Award Plan.	S-1	08/30/21	10.3	(a)

99.2#	Form Agreements under 2021 Incentive Award Plan.	S-1	08/30/21	10.3	(b)

99.3#	2021 Employee Stock Purchase Plan.	S-1	08/30/21	10.4

107.1	Filing Fee Table.					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 16th day of February, 2023.

Amplitude, Inc.

By:	/s/ Spenser Skates
Spenser Skates
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Spenser Skates, Hoang Vuong, and Elizabeth Fisher, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Spenser Skates Spenser Skates	Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2023

/s/ Hoang Vuong Hoang Vuong	Chief Financial Officer (Principal Financial Officer)	February 16, 2023

/s/ Ninos Sarkis Ninos Sarkis	Chief Accounting Officer (Principal Accounting Officer)	February 16, 2023

/s/ Ron Gill Ron Gill	Director	February 16, 2023

/s/ Pat Grady Pat Grady	Director	February 16, 2023

/s/ Curtis Liu Curtis Liu	Director	February 16, 2023

/s/ Erica Schultz Erica Schultz	Director	February 16, 2023

/s/ Elisa Steele Elisa Steele	Director	February 16, 2023

/s/ Eric Vishria Eric Vishria	Director	February 16, 2023

/s/ James Whitehurst James Whitehurst	Director	February 16, 2023

/s/ Catherine Wong Catherine Wong	Director	February 16, 2023